Registration No. 333-14413
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                          _____________________________
                         Post Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          _____________________________
                              CNB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            INDIANA                                              35-1568731
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

         20 N.W. Third Street, Evansville, Indiana 47739 (812) 464-3400 (Address, including zip code and telephone number, including area code, of
                    Registrant's principal executive offices)
                          _____________________________
                                 JOHN R. SPRUILL
                            Executive Vice President
                              CNB Bancshares, Inc.
                              20 N.W. Third Street
                           Evansville, Indiana  47739
                                  (812) 464-3400
                  ---------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               Thomas C. Erb, Esq.
                          Lewis, Rice & Fingersh, L.C.
                         500 North Broadway, Suite 2000
                            St. Louis, Missouri 63102
                                 (314) 444-7600

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this Form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. [   ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective
registration statements for the same offering. [   ] ___________________________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ] ___________________________________________________
  If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]


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                              CNB BANCSHARES, INC.
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                              DIVIDEND REINVESTMENT

                                       AND

                               STOCK PURCHASE PLAN


                  ============================================

                                   PROSPECTUS
               ==================================================

               No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by CNB Bancshares, Inc. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
               ==================================================

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PROSPECTUS
                                 700,000 SHARES
                              CNB BANCSHARES, INC.
                                  COMMON STOCK
                                 (NO PAR VALUE)


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

[R]
The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739-0001, (812) 464-3400 (the "Company"), provides holders of record of the common stock of the Company ("Common Stock") with a convenient and simple method of purchasing additional shares of Common Stock. In addition, purchases under the Plan may be made at a discount from market value as provided in the Plan.
[/R]

Participants in the Plan may elect to:

  a) Reinvest the cash dividends on a specified number or all shares of Common Stock in additional shares of the Company's Common Stock; and

  b) Purchase additional shares of the Company's Common Stock through optional payments of not less than $50 and up to $5,000 per month.

[R]
The Citizens National Bank of Evansville (the "Administrator") administers the Plan. The shares of Common Stock for the plan may be purchased either from the Company, or in open market or negotiated transactions. Purchases made in open market or negotiated transactions will be made through an agent independent of the Company (the "Independent Agent").

The price of shares purchased from the Company will be the average of the closing prices for the Company's shares, as reported on the New York Stock Exchange ("NYSE"), for the five (5) immediately preceding business days. The price of shares purchased in open market or negotiated transactions through the Independent Agent will be the weighted average price at which the shares are actually purchased less any applicable discount as described in the Plan.
[/R]

This Prospectus relates to 700,000 shares of Common Stock which may be purchased under the Plan. It is suggested that this Prospectus be retained for future reference.

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          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
[R]
          THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OF ANY OTHER GOVERNMENT AGENCY.
        _________________________________________________________________

        The date of this Prospectus is January 15, 1997.
[/R]
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                                TABLE OF CONTENTS


AVAILABLE INFORMATION                                      1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE            1

USE OF PROCEEDS                                            1

THE PLAN                                                   2

     Purpose                                               2

     Advantages                                            2

     Participation                                         2

     Administration                                        4

     Cost                                                  4

     Purchase of Shares                                    4

     Optional Payments                                     5
[R]
     Safekeeping of Stock Certificates                     7

     Reports to Participants                               7

     Federal Income Taxes                                  7

     Withdrawal                                            8

     Other Information                                     9

THE COMPANY                                               10

COMMISSION POSITION ON INDEMNIFICATION                    10

LEGAL OPINIONS AND EXPERTS                                11
[/R]
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                              AVAILABLE INFORMATION
[R]
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at prescribed rates at the Public Reference section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following regional offices of the Commission: Northeast Regional Office (Suite 1300, 7 World Trade Center, New York, New York 10048); and the Midwest Regional Office, Suite 1400, (Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661). Such materials may also be obtained from the Commission through the internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement relating to the shares offered hereby, which Registration Statement has been filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act").
[/R]

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and information filed by the Company (Commission File No. 0-11510) with the Securities and Exchange Commission are incorporated herein by reference:

  a) The Company's annual report on Form 10-K for the year ended December 31, 1995;
[R]
  b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

  c)   The Company's current report on Form 8-K dated September 11, 1996.

  d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 1, 1996, filed pursuant to Section 12 of the Exchange Act.
[/R]

All reports and other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such reports and documents.

[R]
The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information, including that described above, which has been incorporated by reference into the Registration Statement of which this Prospectus is a part (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to: Secretary of the Board, CNB Bancshares, Inc., 20 N.W. Third Street, Evansville, Indiana 47739-0001, telephone number (812) 464-3400.
[/R]


                                 USE OF PROCEEDS
[R]
No determination has been made as to the specific uses of the net proceeds from the purchase of shares of Common Stock from the Company pursuant to the Plan, in part because the Company has no precise method of estimating the number of shares that will be sold over the duration of the Plan, the timing of the sales of shares, or the prices at which the shares will be sold. The Company will add such proceeds, if any, to its general funds to be used for the Company's general corporate purposes. The Company will not receive any proceeds if purchases of Common Stock for the Plan are made in open market or negotiated transactions.
[/R]

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                                    THE PLAN
[R]
The following question and answer statements constitute the full provisions of the Dividend Reinvestment and Stock Purchase Plan of CNB Bancshares, Inc., adopted by the Board of Directors of the Company on April 9, 1985, and last amended on November 19, 1996.
[/R]

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

[R]
     The Plan is a simple and convenient method by which shareholders can purchase additional shares of Common Stock. Once a participant is enrolled in the Plan, cash dividends and optional payments made by the participant will be used to purchase additional shares of Common Stock (both whole and fractional shares) as outlined in the Plan. The
     Company may direct that the shares be purchased either from the Company or in open market or negotiated transactions through the Independent Agent. Should the shares be purchased from the Company, the proceeds received will be used for general corporate purposes.
[/R]

ADVANTAGES

2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

     a) Cash dividends on all or a portion of a participant's Common Stock may be automatically reinvested in additional shares of Common Stock.
[R]
     b) Additional shares of Common Stock may be purchased by making optional payments of not less than $50 and up to $5,000 per month. Optional payments in excess of $5,000 per month may be made only pursuant to a Request for Waiver accepted by the Company. (See Question 16).
[/R]
     c) Reinvested cash dividends and optional payments will be fully invested because the Plan provides for fractional shares to be credited to a participant's account (up to three decimal places). Additionally, dividends on such fractional shares, as well as whole shares held under the Plan, will be automatically reinvested and credited to the participant's Plan account.

     d) The shares of Common Stock purchased on behalf of a participant under the Plan will be held in safekeeping by the Administrator until termination of participation in the Plan, or until the participant requests that a certificate be issued. Certificates for shares of Common Stock may also be surrendered to the Administrator for safekeeping (see Question 18).
[R]
     e) Record keeping will be simplified since participants will receive a statement each time there is activity in their Plan account.
[/R]

PARTICIPATION

3.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?
[R]
     Individuals who are currently holders of record of Common Stock ("Registered Owners") or are employees of the Company or its subsidiaries (the "Employees") may participate in the Plan.
[/R]
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4. MAY A SHAREHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

     Registered Owners are eligible to participate in the Plan with respect to some or all of their shares. However, any person who beneficially owns shares which are registered in the name of a broker or nominee should first have those shares transferred to their own name in order to have dividends on the shares reinvested. This is a simple procedure which a broker or nominee can handle upon request.

[R]
5.  HOW DOES AN ELIGIBLE SHAREHOLDER OR EMPLOYEE PARTICIPATE IN THE PLAN?

     Registered Owners who wish to enroll in the Plan must submit a properly completed Enrollment Card to the Administrator. If an Employee is not currently a Registered Owner of the Company's Common Stock, such Employee must submit a properly executed Enrollment Card along with a minimum initial investment of $100 to the Administrator or as the Administrator otherwise instructs. Enrollment Cards may be obtained from the Administrator at The Citizens National Bank of Evansville, CNB Bancshares Dividend Reinvestment Plan, P.O. Box 778, Evansville, Indiana 47705-0778, telephone (812) 464-3416.
[/R]

6.  WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

     The following investment options are available to participants and are designated on the Enrollment Card.

[R]
     a)   "Full Dividend Reinvestment"
       This option permits a participant to direct the reinvestment of the cash dividends on all the Common Stock registered in his or her name, including all whole and fractional Plan shares. This option also permits a participant to make optional payments and to direct the application of such optional payments toward the purchase of additional shares of Common Stock in accordance with the Plan.

     b)   "Partial Dividend Reinvestment"
       This option permits a participant to direct the reinvestment of the cash dividends on a portion of the Common Stock registered in his or her name. Such number of shares can be any number, up to and including the number of shares currently owned of record. This option also permits a participant to make optional payments and to direct the application of such optional payments toward the purchase of additional shares of Common Stock in accordance with the Plan.

     c)   "Optional Payments Only"
       This option allows a participant to make optional payments and to direct the application of such optional payments towards the purchase of additional shares of Common Stock in accordance with the Plan. If this option is selected, the participant will continue to receive cash dividends on all certificated shares of Common Stock. This option should only be elected if the participant does not elect either Full Dividend Reinvestment or Partial Dividend Reinvestment.

     In each case, dividends will be reinvested on all participating shares and on all Plan shares held in a participant's Plan account, including dividends on shares of Common Stock purchased with optional payments, until a participant specifies otherwise, withdraws from the Plan, or until the Plan is terminated. In order to receive cash dividends on Plan shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Administrator.

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7.  WHEN MAY A SHAREHOLDER OR EMPLOYEE ENROLL IN THE PLAN?

     Registered Owners and Employees may enroll in the Plan at any time. If a properly completed Enrollment Card is received prior to the record date for a dividend payment, then reinvestment will begin with that dividend. Participants will remain enrolled in the Plan until their participation is discontinued at their request or is terminated by the Company.


ADMINISTRATION

8.  WHO ADMINISTERS THE PLAN?

     The Citizens National Bank of Evansville administers the Plan.  The
     Company has the authority to adopt and amend rules and regulations to facilitate the administration of the Plan. The Administrator is responsible for the clerical and ministerial administration of the Plan, including receiving initial and optional cash investments of participants, forwarding funds received from or on behalf of participants to the Independent Agent for purchases of Common Stock in the open market or negotiated transactions, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the Plan as described herein. The Independent Agent is responsible for purchasing shares of Common Stock in open market or negotiated transactions for participants' Plan accounts and the selection of the broker or dealer (if other than the Independent Agent) through which such purchases are made. Neither the Company nor the Administrator has any control over the time or prices at which the Independent Agent effects such transactions. The Independent Agent is selected by the Administrator. Participants desiring to know the identity of the Independent Agent may contact the Administrator in the manner described in Question 29 below.
[/R]

COST

9.  WHAT DOES IT COST TO PARTICIPATE?

     As of the date of this Prospectus, no brokerage commissions or fees are charged to participants on purchases of Common Stock made through the Plan, and no service charges are assessed against participants. All costs of administering the Plan are being paid by the Company. The Company has no current intentions of assessing charges to participants, however, the costs of administering the Plan may be passed on to the participants in the form of service charges upon not less than 30 days prior notice to participants.


PURCHASE OF SHARES

[R]
10.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares purchased under the Plan will either come from the Company's authorized but unissued shares or from shares purchased for participants' accounts through the Independent Agent in open market or negotiated transactions. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants.

11.  WHAT IS THE PRICE OF SHARES PURCHASED THROUGH THE PLAN?

     The price of shares purchased from the Company with reinvested cash dividends will be the average of the closing prices for the Company's shares (as reported on the NYSE for the five (5) business days immediately preceding the applicable investment date) less the "Dividend Reinvestment Discount" which is described below. The price of shares purchased in open

                                      Page

     market or negotiated transactions will be the weighted average price at which the shares are actually purchased for the applicable investment date less the Dividend Reinvestment Discount.

     The price of shares purchased from the Company with optional payments will be the average of the closing prices for the Company's shares (as reported on the NYSE for the five (5) business days immediately preceding the applicable investment date). The price of shares purchased in open market or negotiated transactions will be the weighted average price at which the shares are actually purchased on the applicable investment date.

     The Dividend Reinvestment Discount, as of the date of this Prospectus, has been set at 3% and is subject to change at the sole discretion of the Company. The Dividend Reinvestment Discount may be increased, decreased or eliminated upon not less than 30 days prior notice to the Plan participants.

     Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment.

12.  WHEN ARE PURCHASES MADE?

     Shares purchased from the Company are purchased on or about the first business day of each month (the "Monthly Investment Date") but for optional payments made in a month when a dividend is paid, the investment date will be the same as the dividend payment date. Shares purchased by the Independent Agent in open market or negotiated transactions are purchased as soon as practicable (but in no event more than 30 calendar days) after the applicable Monthly Investment Date, but for optional payments made in a month when a dividend is paid, as soon as practicable (but in no event more than 30 calendar days) after the applicable dividend payment date. In either case, the shares purchased are subject to any waiting periods required under applicable securities laws or stock exchange regulations. For purposes of making purchases for participants' accounts, a participant's funds may be commingled with those of other participants in the Plan.
[/R]

13.  HOW MANY SHARES ARE PURCHASED FOR EACH PARTICIPANT?

     A participant's Plan account will be credited with that number of shares, including fractional shares computed to three decimal places, equal to the amount of dividends paid on shares allocated to a participant's Plan account plus the total amount invested through optional payments, if any, divided by the applicable purchase price per share.


OPTIONAL PAYMENTS

14.  CAN ADDITIONAL SHARES BE PURCHASED?

     Yes.  Additional shares may be purchased with optional payments.

15.  WHEN CAN OPTIONAL PAYMENTS BE MADE?

[R]
     Optional payments can be made at any time, and those received on or before the 25th day of the month (the "Monthly Cut-Off Date") will be invested on or about the next Monthly Investment Date as provided herein. For optional payments made in a month when a dividend is paid, the investment date will be the same as the dividend payment date.

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     Optional payments received after the Monthly Cut-Off Date will not be returned but will be held for investment on or about the next available Monthly Investment Date for the next month or dividend payment date, as applicable. No interest will be paid on optional payments preceding their investment so participants should time their payments so that they are received by the Administrator shortly before or on the 25th day of the month.

16.  WHAT LIMITATIONS APPLY TO OPTIONAL PAYMENTS?

     Plan participants may invest through optional payments a minimum of $50 and a maximum of $5,000 per month. Optional payments of less than $50 and that portion of any optional payment that exceeds the maximum optional payment limit, unless such limit has been waived, will be returned to the participant without interest. For purposes of the maximum monthly limitation, initial investments by Employees will be treated as optional payments. The Company reserves the right to waive such limits on optional payments in its sole discretion.

     In deciding whether to approve a Request for Waiver, the Company will consider relevant factors including, but not limited to, whether it is then selling newly issued shares of Common Stock under the Plan or acquiring shares for the Plan through open market or negotiated transactions, the Company's need for additional funds, the attractiveness of obtaining such funds by the sale of Common Stock by comparison to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the participant submitting the request, including the extent and nature of such participant's prior participation in the Plan, and the number of shares of Common Stock held of record by such participant, and the aggregate amount, if any, of optional investments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

     The Company has no arrangements or understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

17. HOW CAN A PARTICIPANT MAKE OPTIONAL PAYMENTS TO PURCHASE ADDITIONAL SHARES? [/R]

     A participant may initially make an optional payment by enclosing with an Enrollment Card a check or money order made payable to CNB Bancshares Dividend Reinvestment Plan. NO CASH PAYMENTS WILL BE ACCEPTED. Thereafter, the participant may make optional payments by sending a check or money order along with the bottom portion of the account statement. A participant does not have to send the same amount of money each month, nor is there an obligation to make an optional payment at any time.

[R]
     Participants may also make optional payments by monthly electronic funds transfer. A participant may instruct the Administrator to arrange for automatic deductions once a month from a participant's designated account at a qualified institution by requesting an Automatic Debit Authorization Form from the Administrator. Automatic debits must be at least $50 per payment and cannot exceed $5,000 per month. The participant's designated account will be debited on the 25th day of each month (or if such day is not a business day, the preceding business day). Automatic Debit Authorization forms to initiate automatic debits received after the 20th day of the month will be processed the following month.
[/R]

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SAFEKEEPING OF STOCK CERTIFICATES

18.  WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

[R]
     Stock certificates for shares purchased through the Plan will not be issued unless specifically requested, relieving participants of the responsibility of certificate safekeeping. Certificates for full shares will be issued upon written request directed to the Administrator.
[/R]

REPORTS TO PARTICIPANTS

19.  HOW WILL PARTICIPANTS BE INFORMED ABOUT THEIR ACCOUNT?

     Each participant will receive a quarterly statement of his or her Plan account as soon as practicable after each dividend payment date. The statement will show, among other things:

     a) Total shares of Common Stock, including fractional shares, credited to the participant's Plan account;

     b)   The price per share of each transaction;

     c)   The amount of the applicable discount, if any; and

     d)   Appropriate data for Federal income tax reporting.

     For months occurring between quarterly dividend payments, each participant who has made an optional payment will receive a notice showing:
[R]
     a)   The amount of the payment received;

     b) The total shares of Common Stock, including fractional shares, credited to the participant's Plan account;

     c)   The price per share of each transaction;

     d)   Appropriate data for Federal income tax reporting.
[/R]


FEDERAL INCOME TAXES

20.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

[R]
     Participants in the Plan will be considered to have received a dividend for Federal income tax purposes equal to the fair market value of the shares purchased with the reinvested dividends. Such fair market value will become the participant's basis in the shares purchased under the Plan. The participant's holding period of such shares will begin on the day following the dividend payment date.

     Participants in the Plan who elect to invest in additional shares by making optional payments will be treated for Federal income tax purposes as having received a dividend equal to the excess, if any, of the fair market value of the shares purchased over the optional payment made. The participant's tax basis in the shares purchased with an optional payment will be equal to the fair market value of the shares acquired. The participant's holding period of such shares will begin on the day following the date on which the shares are purchased.

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     If shares are purchased in open market or negotiated transactions
     (whether purchased with reinvested cash dividends or optional payments), the Internal Revenue Service has ruled that a participant will be treated as having received an additional dividend equal to the participant's share of the brokerage commission, if any, paid by the Company in connection with the purchase of such shares. The tax basis of shares purchased in open market or negotiated transactions will include the brokerage commissions, if any, paid by the Company in connection with the purchase of such shares.
[/R]

     A participant will not recognize any taxable income when certificates are issued for shares credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan.

     A participant will recognize gain or loss when whole shares, fractional shares or stock rights (see Question 26) are sold or exchanged on behalf of the participant or when the participant sells his or her shares after withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or stock rights and the participant's tax basis.

[R]
     If the participant is not subject to "backup" withholding of Federal income tax, the full amount of dividends received will be used to purchase shares under the Plan. However, if the participant is subject to "backup" withholding, the amount of Federal income tax withheld will reduce the amount available to purchase shares. A participant is subject to "backup" withholding if the participant fails to furnish his or her Social Security number to the Company, if the Internal Revenue Service notifies the Company that an incorrect number was furnished, if the participant is notified that he or she is subject to "backup" withholding under Section 3406(a)(1)(C) of the Internal Revenue Code or if the participant fails to certify to the Company (for accounts opened after December 31, 1983) his or her Social Security number and that he or she is not subject to "backup" withholding. Each participant will be required to furnish a Form W-9 to the Company which contains the required certifications in order to have dividends on shares enrolled in the Plan reinvested without withholding.

     In the case of foreign shareholders, taxable income under the Plan is subject to Federal income tax withholding. Reinvestments will be made under the Plan net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign participants will indicate the amount of tax withheld.
[/R]

     All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of shares purchased through the Plan.


WITHDRAWAL

21.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     In order to discontinue participation in the Plan, a written notice must be signed by the participant (exactly as the participant's name or names appear on the most recent statement of account) and sent to the Administrator. Upon withdrawal by a participant or upon termination of the Plan by the Company, certificates for whole shares credited under the Plan will be issued to the participant and a check will be sent to the participant for any remaining fractional share. Such payment will be based on the average of the closing prices for Common Stock, as reported on the NYSE, for each of the five (5) trading days immediately preceding receipt of the withdrawal notice by the Administrator or termination of the Plan by the Company.

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22.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time. A withdrawing participant may stop an investment if written instruction to do so is received by the Administrator:

     a) At least five (5) business days before the Monthly Investment Date in the case of an optional payment; or

     b) At least five (5) business days prior to the dividend record date in the case of reinvested dividends.

     Any dividend or optional payment received by the Administrator for which investment has been stopped by such instruction will be returned promptly to the participant.

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

[R]
     If a participant should sell or transfer all shares of Common Stock registered in the participant's name, dividends on the shares credited to the participant's account under the Plan will continue to be reinvested until final account disposition instructions are received from the participant.

     Because, in addition to Employees, the Plan is intended to be available only to Registered Owners, the Administrator will attempt to contact by mail any participant who is no longer a Registered Owner to determine final disposition of shares credited to the participant's Plan account. However, if at such time there is less than one full share credited to the participant's account, in lieu of attempting to contact the participant, the Administrator will close the account automatically and pay to the participant, at the latest known address of the participant, a cash settlement (determined as described above in Question 21) in lieu of the fractional share.
[/R]

OTHER INFORMATION

24.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     For each meeting of shareholders, a participant will receive proxy materials that will enable the participant to vote both those shares which are registered in the participant's name and those shares which are credited to the participant's Plan account.

     Participants may vote their shares, including all shares held in their Plan accounts, in person at any shareholders' meeting.

     In no event will the Administrator exercise its own discretion in voting any shares held on behalf of the Plan participants.

[R]
25. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY, THE ADMINISTRATOR AND THE INDEPENDENT AGENT UNDER THE PLAN?

     Neither the Administrator nor the Independent Agent have any responsibility with respect to the preparation and content of this Prospectus. Neither the Company, the Administrator nor the Independent Agent in administering the Plan as described herein, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instructions with respect thereof.

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          PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY, THE ADMINISTRATOR NOR THE INDEPENDENT AGENT CAN ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.
[/R]

26. IF THE COMPANY ISSUES RIGHTS TO PURCHASE SECURITIES TO THE HOLDERS OF COMMON STOCK, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

[R]
     In the event the Company makes available to the holders of Common
     Stock rights to purchase additional shares of Common Stock or any other securities, such rights accruing to shares of Common Stock held by the Administrator for participants will be sold and the proceeds will be invested on the next dividend reinvestment date in additional shares of Common Stock for the accounts of the participants. Any participant who wishes to be in a position to exercise any such rights which the Company may make available in the future to holders of its Common Stock with respect to shares purchased through the Plan should request Certificates for full shares purchased for their account through the Plan. (See Question 18).
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27.  WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
     SPLIT?

[R]
     Any shares representing stock dividends or stock splits distributed by the Company will be credited to the participant's Plan account. Participants that select the "Optional Payments Only" feature in the Plan will receive their stock certificates through the mail in the same manner as other shareholders who are not participating in the Plan.
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28.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, a certificate will be issued to each participant for the number of full shares in such participant's account. Any fractional share in such participant's account will be converted to cash (determined as described above in Question 21) and remitted to the participant.

     The Administrator reserves the right to resign at any time upon reasonable notice to the Company in writing. The Company may at any time elect to replace the Administrator with a successor administrator, upon reasonable notice to both parties.

29.  WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

     All correspondence concerning the Plan should be addressed to:

               The Citizens National Bank of Evansville
               Administrator, CNB Bancshares Dividend Reinvestment Plan P.O. Box 778
               Evansville, Indiana  47705-0778


                                   THE COMPANY

[R]
CNB Bancshares, Inc. is the issuer of the Common Stock referred to herein. The Company's principal executive office is located at 20 N.W. Third Street, Evansville, Indiana 47739-0001, and its telephone number is (812) 464-3400. The Citizens National Bank of Evansville is a wholly-owned subsidiary of the Company.
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                                      Page


                     COMMISSION POSITION ON INDEMNIFICATION

The Bylaws of the Company provide that the Company shall indemnify any director or officer of the Company against any and all liability and reasonable expense that said director or officer may incur in connection with or resulting from any claim, action, suit or proceeding, or civil, criminal, administrative or investigative action, or threat thereof, by reason of said director's or officer's being or having been a director or officer of the Company or serving or having served at the request of the Company as director or officer of another corporation, partnership, joint venture, trust or other enterprise, if either
(i) the officer or director is wholly successful in any such claim, action, suit or proceeding, or (ii) the officer or director is not wholly successful but it is nevertheless determined that such officer or director acted in good faith in what they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, either said officer or director had reasonable cause to believe their conduct was lawful or had no reasonable cause to believe their conduct was unlawful. The Bylaws further provide that the Board of Directors may approve indemnification of directors, officers or other persons to the full extent permitted by the Indiana business corporation law in effect at such time.

[R]
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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                           LEGAL OPINIONS AND EXPERTS

The legality of this issue of Common Stock under the Plan is being passed upon by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.

The consolidated financial statements of the Company for the year ended December 31, 1995, incorporated by reference in the Company's Annual Report (Form 10-K), have been audited by Geo. S. Olive & Co. L.L.C., independent auditors, as set forth in their reports included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

                                      Page

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expense in connection with the issuance and distribution of the securities described in the Registration
Statement:

          Securities Act Registration Fee         $   7,135
                                                  ----------
          "Blue Sky" Registration Fees            $   2,500*
                                                  ----------
          Legal Fees and Expenses                 $   2,500*
                                                  ----------
          Printing and Typesetting Expenses       $  10,000*
                                                  ----------
          Miscellaneous Expenses                  $   1,000*
                                                  ----------
               Total                              $  23,135*
                                                  ----------

          *  Indicates estimated fees or expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of the Company provide that it shall indemnify any of its directors or officers against any and all liability and reasonable expense that said director or officer may incur in connection with or resulting from any claim, action, suit or proceeding, or civil, criminal, administrative or investigative action, or threat thereof, by reason of said director's or officer's being or having been a director or officer of the Company, or serving or having served at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, if either (i) the officer or director is wholly successful in any such claim, action, suit or proceeding, or (ii) the officer or director is not wholly successful but it is nevertheless determined that such officer or director acted in good faith in what he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, either said officer or director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The By-laws further provide that the board of directors may
(i) authorize like indemnification of persons who are not directors or officers of the Company but are employees of the Company or are officers, directors or employees of any subsidiary of the Company, and (ii) approve indemnification of directors, officers and other persons to the full extent permitted by the Indiana Business Corporation Law (the "Indiana Law") in effect at such time.

                                      Page

     Section 23-1-37-9 of the Indiana Law provides for "mandatory indemnification," unless limited by the articles of incorporation, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the Indiana Law states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 23-1-37-8 of the Indiana Law, that the director will repay the advance if it is ultimately determined that he did not meet the standard of conduct required by Section 23-1-37-8 of the Indiana Law, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Indiana Law. Section 23-1-37-13 of the Indiana Law states that, unless a corporation's articles of incorporation provide otherwise, an officer of a corporation is entitled to mandatory indemnification to the same extent as a director, and that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as a director or otherwise to the extent, consistent with public policy, that may be provided in the corporation's articles of incorporation, bylaws, action of the board of directors or contract.

     The Company's By-laws further provide, in accordance with the Indiana Law, that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have power to indemnify him against such liability under the By-laws or the Indiana Law. Pursuant to a policy of directors' and officers' liability insurance with total annual limits of $15,000,000, the Company's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

[R]
          (5)*      Opinion of Lewis, Rice & Fingersh, L.C. re legality;

          (23)(a)*  Consent of Geo. S. Olive & Co. L.L.C.;

          (23)(b)* Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality);

          (24)*     Powers of Attorney.

*  Previously filed
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                                      Page

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      Page

                                   SIGNATURES

[R]
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 15, 1997.

                                        CNB BANCSHARES, INC.

                                   By   /s/ James J. Giancola
                                        -----------------------
                                        James J. Giancola
                                        President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on January 15, 1997 by the following persons in the capacities indicated.


Name                                Title/Position


*                                   Chairman of the Board
--------------------------------
H. Lee Cooper III


/s/ James J. Giancola               President, Chief Executive Officer
--------------------------------    and Director
James J. Giancola                   (principal executive officer)


/s/ John R. Spruill                 Executive Vice President
--------------------------------    (principal financial officer)
John R. Spruill


/s/ Ralph L. Alley                  Senior Vice President, Controller,
--------------------------------    and Treasurer
Ralph L. Alley                      (principal accounting officer)



*                                   Director
--------------------------------
John D. Engelbrecht


*                                   Director
--------------------------------
Lawrence J. Kremer


*                                   Director
--------------------------------
Robert L. Koch II


*                                   Director
--------------------------------
Jerry A. Lamb


*                                   Director
--------------------------------
Burkley F. McCarthy


*                                   Director
--------------------------------
Robert K. Ruxer


*                                   Director
--------------------------------
Thomas W. Traylor


*                                   Director
--------------------------------
Paul G. Wade


     *  By     /s/ James J. Giancola
               ------------------------------
               Attorney-in-fact
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                                      Page

                                INDEX TO EXHIBITS

Number           Exhibit

[R]
(5)*         Opinion of Lewis, Rice & Fingersh, L.C. re legality.

(23)(a)*     Consent of Geo. S. Olive & Co. L.L.C.

(23)(b)*     Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality).

(24)*        Powers of Attorney.

*  Previously filed
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